Exhibit 99.5

D. FAN & Co.	Suite 707B, New World Tower 1, 16-18 Queen’s Road Central, Hong Kong
in Association with ORTOLI | ROSENSTADT | YE LLP
美國歐洛葉律師事務所(有限法律責任合夥) Registered Foreign Law Firm (New York)	Tel.: +852 6718 0407
Fax: +852 3619 4939
Email: dianefan@gmail.com

Date: June 2, 2026

TIANCI INTERNATIONAL, INC.

Unit 1109, Lippo Sun Plaza

28 Canton Road

Tsim Sha Tsui, Kowloon

Hong Kong

Dear Sirs,

Re: Hong Kong Legal Opinion in relation to Tianci International, Inc.

1.	We are engaged as the legal adviser to Tianci International, Inc., a company incorporated under the laws of the State of Nevada (the “Company”), as to the laws of the Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”) solely in connection with the issuance and sale (the “Offering”) of (i) up 4,800,000 units, each consisting of one share of common stock of the Company (each a “Share”) and one common warrant to purchase one Share (each a “Common Warrant”); (ii) up to 4,800,000 pre-funded units, each consisting of one pre-funded warrant to purchase one Share (each a “Pre-Funded Warrant”) and one Common Warrant (iii) up to 240,000 placement agent warrants to purchase one Share (each a “Placement Agent Warrant”); and (iv) the Shares underlying the Common Warrants, Pre-Funded Warrants and Placement Agent Warrants, by the Company as set forth in the Company’s Registration Statement (as defined below).
2.	The Offering is being effected pursuant to a registration statement on Form S-1 (as amended to date, the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) on the date hereof under the Securities Act of 1933, as amended (the “Securities Act”), including the prospectus contained therein.
3.	We are qualified lawyers of Hong Kong and as such are qualified to issue this opinion on the laws of Hong Kong effective as of the date hereof.

Applicable law

4.	This opinion is confined solely to, and should be construed in accordance with, the laws of Hong Kong as applied by the Hong Kong courts as of the date of this opinion. We express no opinion on the laws of any jurisdiction other than Hong Kong. In this opinion, Hong Kong law means Hong Kong domestic law only and not its conflict of law rules. We assume no obligation to update this opinion or advise you of any changes in the laws of Hong Kong or other events or circumstances that occur after the date hereof.

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Assumptions

5.	For the purpose of giving this opinion, we have examined the documents provided by Roshing International Co., Limited (the “Hong Kong Subsidiary”) and obtained other relevant documents as we deemed necessary or advisable for the purpose of rendering this opinion (collectively, the “Reviewed Documents”). Where certain facts were not independently established and verified by us, we have relied upon statements issued or made by, among others, appropriate representatives of the Company or the Hong Kong Subsidiary.

6.	In rendering this opinion, we have, without any further enquiry or independent verifications, made the following assumptions (the “Assumptions”):

(i)	All signatures, seals and chops are genuine, each signature on behalf of a party thereto is that of a person duly authorized by such party to execute the same, all Reviewed Documents as originals are authentic, and all documents submitted to us as certified or photostatic copies conform to the originals;

(ii)	Each of the parties to the Reviewed Documents (other than the Hong Kong Subsidiary regarding the laws of Hong Kong only), (a) if a legal person or other entity, is duly organized and is validly existing in good standing under the laws of its jurisdiction of organization or incorporation; or (b) if an individual, has full capacity for civil conduct; each of them, has full power and authority to execute, deliver and perform its/his/her obligations under such documents to which it/he/she is a party in accordance with the laws of its jurisdiction of organization or incorporation or the laws that it/he/she is subject to, and such documents constitute valid, legally binding and enforceable obligations of the respective parties thereto in accordance with their terms;

(iii)	The Reviewed Documents remain in full force and effect on the date of this opinion and have not been revoked, amended or supplemented, and no amendments, revisions, supplements, modifications or other changes have been made, and no revocation or termination has occurred, with respect to any of such Reviewed Documents after they were submitted to us for the purposes of this legal opinion;

(iv)	The laws of jurisdictions other than Hong Kong which may be applicable to the execution, delivery, performance or enforcement of the Reviewed Documents are complied with;

(v)	Where applicable, the agreements in the Reviewed Documents have been entered into for bona fide purposes and there has been no bad faith, fraud, misrepresentation, coercion, duress or undue influence or breach of trust on the part of any of the parties to the relevant agreements and their respective directors, employees, agents and advisers;

(vi)	All Reviewed Documents provided, and factual statements made, by the Company to us are true, accurate, complete and not misleading in any respect. There is no information which has been omitted to be disclosed to us which could materially affect this opinion;

(vii)	The information disclosed by the company searches referred to above is accurate and complete as of the date of this opinion and conforms to records maintained by the Hong Kong Subsidiary and the companies involved. The search would not fail to disclose any information which had been filed with or delivered to the Companies Registry but had not been processed at the time when the search was conducted; and

(viii)	There has been no change in the information contained in the latest records of the Hong Kong Subsidiary and the companies involved under the Companies Registry made up to the issuance of this opinion.

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Opinions

7.	Subject to the Assumptions and the Qualifications (as defined below) and limitations set forth therein and subject to any matters not disclosed to us, and having regard to such considerations of the laws of Hong Kong in force as at the date of this opinion as we consider relevant, we are of the opinion that:

(i)	The Hong Kong Subsidiary is duly incorporated and validly existing under the laws of Hong Kong; and

(ii)	The statements set forth in the Registration Statement under the cover pages and the captions “Prospectus Summary” and “Legal Matters” in each case insofar as such statements purport to describe or summarize the Hong Kong legal matters currently in effect stated therein as of the date hereof, are true and accurate in all material respects, and fairly present and summarize in all material respects the Hong Kong legal matters stated therein as of the date hereof.

Qualifications

8.	Our opinion expressed above is subject to the following qualifications (the “Qualifications”):

(i)	Our opinion is limited to the laws of Hong Kong of general application on the date hereof. We have made no investigation of, and do not express or imply any views on, the laws of any jurisdiction other than Hong Kong;

(ii)	The laws of Hong Kong referred to herein are laws and regulations publicly available and currently in force on the date hereof and there is no guarantee that any of such laws and regulations, or the interpretation or enforcement thereof, will not be changed, amended or revoked in the future with or without retrospective effect;

(iii)	Our opinion is subject to (a) applicable bankruptcy, insolvency, liquidation, fraudulent transfer, reorganization, moratorium or similar laws in the Hong Kong affecting creditors’ rights generally, and (b) possible judicial or administrative actions or any Hong Kong laws affecting creditors’ rights;

(iv)	Our opinion is subject to the effects of (a) certain legal or statutory principles affecting the enforceability of contractual rights generally under the concepts of public interest, social ethics, national security, good faith, fair dealing, and applicable statutes of limitation; (b) any circumstance in connection with formulation, execution or performance of any legal documents that would be deemed materially mistaken, clearly unconscionable, fraudulent, coercionary or concealing illegal intentions with a lawful form; (c) judicial discretion with respect to the availability of specific performance, injunctive relief, remedies or defenses, or calculation of damages; and (d) the discretion of any competent Hong Kong legislative, administrative or judicial bodies in exercising their authority in Hong Kong;

(v)	This opinion is issued based on the laws of Hong Kong that are currently in effect. For matters not explicitly provided under the laws of Hong Kong, the future interpretation, implementation and application of the specific requirements under the laws of Hong Kong are subject to the final discretion of competent Hong Kong legislative, administrative and judicial authorities, and there can be no assurance that the government agencies will not ultimately take a view that is contrary to our opinion stated above;

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(vi)	We may rely, as to matters of fact (but not as to legal conclusions), to the extent we deem proper, on certificates and confirmations of responsible officers of the Company and public searches conducted in Hong Kong;

(vii)	As used in this opinion, the expression “to our best knowledge” or similar language with reference to matters of fact refers to the current actual knowledge of the solicitors of this firm who have worked on matters for the Company in connection with the Offering and the transactions contemplated thereunder. We have not undertaken any independent investigation to determine the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company or the rendering of this opinion;

(viii)	This opinion is intended to be used in the context which is specifically referred to herein. It should be read as a whole and each paragraph of the opinion should not be read independently; and

(ix)	This opinion is strictly limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein. We express no opinion as to the past, present or future financial performance, good standing or the business prospect of the Company or the Hong Kong Subsidiary.

Consent

9.	We hereby consent to the use of this opinion in, and the filing hereof as an exhibit to, the Registration Statement, and to the reference to our name in such Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder. Except with our prior written consent or consented herein, this opinion is not to be transmitted or disclosed to or used or relied upon by any other person or used or relied upon by the Company for any other purpose and may not be filed with any governmental agency or authority or quoted in any public document, save that to the extent required by any law or regulation or court order or in connection with any judicial proceeding or in seeking to establish any defence in any legal or regulatory proceeding or investigation relating to the matters set out herein.

This opinion is given in respect of the laws of Hong Kong which are in force on the date hereof, and is based upon facts and circumstances in existence as of the date hereof. There is no guarantee that any of such laws, or the interpretation or enforcement thereof, will not be changed, amended or revoked in the future with or without retrospective effect. We assume no obligation to update this opinion for any changes in the laws of Hong Kong or other events or circumstances that occur after the date hereof.

Yours faithfully,

/s/ D.Fan & Co.

D.Fan & Co.

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